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                                                                    EXHIBIT 99.2
PROXY

                           VALLICORP HOLDINGS, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           VALLICORP HOLDINGS, INC.

         For the Special Meeting of Shareholders on February __, 1997

     The undersigned holder hereby authorizes Louis H. Herwaldt, J. Mike McGowan and Patrick J. Mon Pere, each with full power of substitution, to represent and vote, as designated on the reverse side, all shares of Common Stock of ValliCorp Holdings, Inc., which the undersigned would be entitled to vote at the Special Meeting of Shareholders of said corporation to be held at _________________, _______________, _________________, California at _______ _.m. on _____________,
February __, 1997, upon the matters set forth on the reverse side of this Proxy and described in the accompanying Joint Proxy Statement/Prospectus.

     This Proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR Item 1.

     Please Mark, Sign, Date and Mail This Proxy Promptly, Using the Enclosed Envelope.

COMMENTS/ADDRESS CHANGE:



                                 (Continued and to be signed on other side)


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                                                                [X] Please mark
                                                                     your votes
                                                                      as this
          --------------
              COMMON

The Board of Directors recommends a vote FOR Item 1.

                      FOR AGAINST ABSTAIN     I PLAN TO ATTEND MEETING      [_]
Item 1 - APPROVAL OF  [_]   [_]     [_]       If you check this box
THE AGREEMENT AND                             to the right an admission
PLAN OF REORGANIZATION                        card will be sent to you.
AMONG WESTAMERICA
BANCORPORATION,                               I have made an address change [_]
VALLICORP HOLDINGS,                           or comment on the reverse
INC., AND VALLIWIDE                           side of this proxy.
BANK, AND AN AGREEMENT
OF MERGER BETWEEN
WESTAMERICA AND                               Receipt is acknowledged of the
VALLICORP AND THE                             Joint Proxy Statement/Prospectus
TRANSACTIONS                                  for the Special Meeting.  Whether
CONTEMPLATED THEREBY,                         or not you expect to attend the
INCLUDING, WITHOUT                            Special Meeting, you are urged to
LIMITATION, CERTAIN                           execute and return this proxy,
PROVISIONS BENEFITING                         which may be revoked at any time
DIRECTORS, EXECUTIVE                          prior to its use.
OFFICERS AND EMPLOYEES
OF VALLICORP AND THE
PROPOSED MERGER OF
VALLICORP WITH AND
INTO WESTAMERICA


SIGNATURE(S)                                                    DATE
            ---------------------------------------------------     -----------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.